PHP HEALTHCARE CORPORATION

                             EXHIBIT 11

          Statement Re:  Computation of per Share Earnings
                         Three Months ended
                       July 31, 1996 and 1995

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

                                                      Three Months
                                                      ended July 31,
                                                      -------------
                                                    1996        1995
                                                    ----        ----
Primary
   Net earnings...............................   $ 2,159,000 $   925,000
                                                 =========== ===========
Weighted average number of common
  shares outstanding..........................    11,044,095  10,908,770

Add common share equivalents (determined
  using the "treasury stock method") repre-
  senting shares issuable upon exercise of
  stock options and warrants..................     2,833,254   1,774,306

Shares held in escrow.........................       (88,572)    (88,572)
                                                 ___________ ___________
Weighted average number of shares used
  in calculation of primary earnings per
  share.......................................    13,788,777  12,594,504
                                                 =========== ===========
Primary earnings per common share.............   $      0.16 $      0.07
                                                 =========== ===========
Fully diluted
   Net earnings...............................   $ 2,159,000 $   925,000
       Net interest expense related to
       dilutive convertible debt..............         6,000       6,000
                                                 ___________ ___________
   Net earnings as adjusted...................   $ 2,165,000 $   931,000
                                                 =========== ===========

Weighted average number of common
  shares outstanding..........................    11,044,095  10,908,770

Add common share equivalents (determined
  using the "treasury stock" method) repre-
  senting shares issuable upon exercise of
  stock options, warrants, and convertible
  notes payable...............................     2,833,254   1,893,392

Assumed conversion of convertible debt........       111,111     111,111

Shares held in escrow.........................       (88,572)    (88,572)
                                                 ___________ ___________
Weighted average number of shares used
  in calculation of fully diluted earnings
  per share..................................     13,899,888  12,824,701
                                                 =========== ===========
Fully diluted earnings per common share          $      0.16 $      0.07
                                                 =========== ===========
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